ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 17, 2000 (this "Agreement"), by and among Gleason Corporation, a Delaware corporation (the "Company"), Torque Acquisition Co., L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Vestar Capital Partners IV, L.P. ("Acquisition Company"), and Torque Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquisition Company ("Merger Subsidiary").

                            W I T N E S S E T H:
                            -------------------

                  WHEREAS, Acquisition Company, Merger Subsidiary and the Company, have entered into an Agreement and Plan of Merger, dated as of Decem ber 8, 1999, as amended by Amendment No. 1 thereto, dated as of February 3, 2000 (the "Merger Agreement");

                  WHEREAS, Acquisition Company, Merger Subsidiary and certain subsidiaries of the Company have entered into a revised commitment letter (the "Revised Bank Commitment Letter") with Bankers Trust Company (the "Bank") pursuant to which the Bank has committed, subject to certain conditions, to provide the debt financing for the Offer and the Merger;

                  WHEREAS, pursuant to the Merger Agreement and the Offer Documents, in the event that more than 4,862,749 Shares but less than 6,135,061 Shares are validly tendered and not withdrawn pursuant to the Offer, Acquisition Company shall pay for and purchase the first 4,862,749 Shares tendered pursuant to the Offer and the Company shall pay for and purchase all Shares tendered in excess of the 4,862,749 Shares paid for and purchased by Acquisition Company;

                  WHEREAS, in accordance with the Merger Agreement and the Revised Commitment Letter, Acquisition Company hereby desires to assign to Merger Subsidiary its right under the Merger Agreement and the Offer Documents to purchase Shares in the event that more than 4,862,749 Shares but less than 6,135,061 Shares are tendered in the Offer, and Merger Subsidiary hereby desires to assume such purchase obligations;

                  WHEREAS, the Company has consented in the Merger Agreement to such assignment by Acquisition Company and assumption by Merger Subsidiary; and

                  WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Assignment and Assumption. In accordance with Section 1.1(c) of the Merger Agreement, Acquisition Company hereby assigns to Merger Subsidiary, and Merger Subsidiary hereby assumes, all of Acquisition Company's rights and obligations to purchase all Shares it is obligated to purchase pursuant to the Offer, as permitted and required under the Offer Documents, in the event that more than 4,862,749 Shares but less than 6,135,061 Shares are validly tendered and not withdrawn pursuant to the Offer.

                  2. Continuing Liability of Acquisition Company.
Notwithstanding Section 1 hereof, no assignment by Acquisition Company hereunder shall relieve Acquisition Company of its obligations under the Merger Agreement and the Offer Documents in the event that Merger
Subsidiary, as assignee, does not perform such obligations.

                  3. Third Party Beneficiary. The provisions of this Agreement are intended for the benefit of, and to be enforceable by, the Company.

                  4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Acquisition Company or Merger Subsidiary, to:

                           c/o Vestar Capital Partners IV, L.P.
                           245 Park Avenue, 41st Floor
                           New York, New York  10167
                           Telephone No.: (212) 351-1600
                           Telecopy No.: (212) 808-4922
                           Attention:  Sander M. Levy

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Telephone No.: (212) 735-3000
                           Telecopy No.: (212) 735-2000
                           Attention:  Blaine V. Fogg, Esq.

                  (b)      if to the Company, to:

                           Gleason Corporation
                           1000 University Avenue
                           P.O. Box 22970
                           Rochester, New York  14692
                           Telephone No.: (716) 473-1000
                           Telecopy No.: (716) 461-4092
                           Attention:  Secretary

                           with a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Telephone No.: (212) 806-5400
                           Telecopy No.: (212) 806-6006
                           Attention:  David L. Finkelman, Esq.

                  5. Amendment. This Agreement may be amended, modified, or supplemented only by an instrument in writing signed on behalf of each of the parties hereto.

                  6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

                  7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

                  8. Assignment. Except as set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

                  9. Headings. Headings of the articles and sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever.

                  10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non- breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) shall waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.


                  IN WITNESS WHEREOF, each of the following parties has caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            GLEASON CORPORATION


                                            By:      /s/ Edward J. Pelta
                                                     -------------------
                                                     Name:    Edward J. Pelta
                                                     Title:   Vice President


                                            TORQUE ACQUISITION CO., L.L.C.


                                            By:      /s/ Sander M. Levy
                                                     ------------------
                                                     Name:    Sander M. Levy
                                                     Title:   President


                                            TORQUE MERGER SUB, INC.


                                            By:      /s/ Sander M. Levy
                                                     ------------------
                                                     Name:    Sander M. Levy
                                                     Title:   President